     As Filed with the Securities and Exchange Commission on May 10, 1996
                                               Registration No. 333-____________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                First USA, Inc.
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

         Delaware                                        75-2291060
- ------------------------------             ------------------------------------
   (State of Incorporation)                (I.R.S. employer identification no.)

  1601 Elm Street, 47th Floor
  Dallas, Texas                                             75201
- ------------------------------             -----------------------------------
                                                          (Zip code)

                    First USA, Inc. 1991 Stock Option Plan
                  First USA, Inc. 1994 Restricted Stock Plan
         ------------------------------------------------------------
                           (Full title of the plan)

             Jack M. Antonini, Vice Chairman, Finance and Planning
                                First USA, Inc.
                          1601 Elm Street, 47th Floor
                             Dallas, Texas  75201
                                (214) 849-2000
         ------------------------------------------------------------
          (Name, address and telephone number, including area code,
          of agent for service)

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                          Proposed Maximum        Proposed Maximum
Title of Securities to    Amount to be   Offering Price Per    Aggregate Offering Price      Amount of
     be Registered         Registered       Share(1)(2)                  (2)             Registration Fee(3)
=============================================================================================================
Common Stock, par
value $.01 per share      5,000,000(4)       $55.25                $276,250,000              $95,259

=============================================================================================================

(1) Estimated pursuant to Rules 457 (c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on May 8, 1996.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act of 1933.

(4) Includes 4,500,000 shares of Common Stock available for issuance under the 1991 Stock Option Plan and 500,000 shares of Common Stock available for issuance under the 1994 Restricted Stock Plan, plus such additional number of shares of Common Stock as may be issuable pursuant to the antidilution provisions of the 1991 Stock Option Plan and the 1994 Restricted Stock Plan.
================================================================================

                                EXPLANATORY NOTE

     On September 7, 1995 the Board of Directors of First USA, Inc. (the "Company") approved amendments to the Company's 1991 Stock Option Plan (the "Stock Option Plan") and the 1994 Restricted Stock Plan (the "Restricted Stock Plan"). The amendment to the Stock Option Plan provides for an additional 4,500,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), that may be acquired pursuant to options granted under the Stock Option Plan. The amendment also limits to 250,000 shares the maximum number of shares with respect to which options may be granted to any individual in each fiscal year under the Stock Option Plan. The amendment to the Restricted Stock Plan provides for an additional 500,000 shares of Common Stock that may be acquired pursuant to the Restricted Stock Plan. This Registration Statement on Form S-8 relates to an aggregate of 5,000,000 additional shares of Common Stock issuable upon the exercise of options to acquire shares of Common Stock pursuant to the provisions of the Stock Option Plan and issuable pursuant to the Restricted Stock Plan as a result of the amendments. Pursuant to General Instruction E to Form S-8, the Company incorporates by reference herein the contents of its Registration Statements on Form S-8 (Nos. 33-48355 and 33-71190) (each relating to the Stock Option Plan) and its Registration Statement on Form S-8 (No. 33-88678) (related to the Restricted Stock Plan).

Item 8.   Exhibits

               5.1 Opinion of Corinna Ulrich regarding the legality of the securities being registered.

               23.1  Consent of Corinna Ulrich (included in Exhibit 5.1).

               23.2  Consent of Ernst & Young LLP, independent accountants.

               24.1 Powers of Attorney (included on signature page of this registration statement).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 10, 1996.

                                  FIRST USA, INC.


                                  By:   /s/ John C. Tolleson
                                     ---------------------------
                                     Chairman of the Board
                                     and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 10, 1996.


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of First USA, Inc. and each of us, do hereby constitute and appoint Philip E. Taken, our true and lawful attorney and agent, with power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, and any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that the said attorney and agent, or his substitute or substitutes shall do or cause to be done by virtue hereof.

                                  SIGNATURES


            Signature                           Title
            ---------                           -----

/s/ John C. Tolleson              Chairman of the Board, Chief Executive Officer
- ------------------------------    and Director (Principal Executive Officer)
     John C. Tolleson

/s/ Richard W. Vague              President and Director
- ------------------------------
     Richard W. Vague

/s/ Jack M. Antonini              Vice Chairman, Finance and Planning
- ------------------------------    (Principal Financial Officer)
     Jack M. Antonini

/s/ Steven L. McDonald            Senior Vice President
- ------------------------------    (Principal Accounting Officer)
     Steven L. McDonald

/s/ Gerald S. Armstrong           Director
- ------------------------------
     Gerald S. Armstrong

/s/ Gene H. Bishop                Director
- ------------------------------
     Gene H. Bishop

/s/ Charles T. Russell            Director
- ------------------------------
     Charles T. Russell

/s/ Rupinder S. Sidhu             Director
- ------------------------------
     Rupinder S. Sidhu

/s/ Roger T. Staubach             Director
- ------------------------------
     Roger T. Staubach

/s/ Carl H. Westcott              Director
- ------------------------------
     Carl H. Westcott

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.        Description of Exhibit                         Page No.
- -----------        ----------------------                         --------

5.1                Opinion of Corinna Ulrich regarding the
                   legality of the securities being
                   registered.

23.1               Consent of Corinna Ulrich (included in
                   Exhibit 5.1).

23.2 Consent of Ernst & Young LLP, independent accountants.

24.1               Powers of Attorney (included on
                   signature page of this registration
                   statement).